EXHIBIT 10.2


                            INDEMNIFICATION AGREEMENT

                  THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made effective March 24, 2000 by and among Talk.com, Inc., a Delaware corporation, ("Purchaser") and Access One Communications Corp., a New Jersey corporation (the "Company" or the "Surviving Corporation").

                  WHEREAS, Purchaser, Aladdin Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Purchaser ("Merger Subsidiary"), and the Company entered into an Agreement and Plan of Merger dated March 24, 2000 (the "Merger Agreement"), providing for the merger of Merger Subsidiary with and into the Company (the "Merger").

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and as an inducement to consummate the Merger, the parties hereto hereby agree as follows:

         1. Defined Terms. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement.

         2. Indemnification by the Company and the Stockholders.

                  (a) Subject to the limitations of Section 2(b), the Company, prior to the Effective Time agrees, and all of the holders of the Company's securities (including but not limited to holders of capital stock, warrants and/or options) (the "Stockholders"), jointly and severally, after the Effective Time agree, to indemnify in full Purchaser, Merger Subsidiary and the Company and their respective officers, directors, employees, agents and shareholders
(collectively, the "Purchaser Indemnified Parties") and hold them harmless against any loss, liability, deficiency, damage, expense or cost (including reasonable legal expenses), actually incurred or paid (collectively, "Losses"), which Purchaser Indemnified Parties may suffer, sustain or become subject to, prior to the first anniversary of the Effective Time, as a result of (i) any misrepresentation in any of the representations and warranties of the Company contained in the Merger Agreement or in any exhibits, schedules, certificates or other documents delivered or to be delivered by or on behalf of the Company pursuant to the terms of the Merger Agreement or otherwise referenced or incorporated in the Merger Agreement (collectively, the "Company Documents") or
(ii) any breach of, or failure to perform, any agreement or covenant of the Company or the Stockholders contained in the Merger Agreement, the Voting Agreement, this Agreement or any of the Company Documents (collectively, "Purchaser Losses").

                  (b) The Company and the Stockholders will be liable to the Purchaser Indemnified Parties for any Purchaser Losses (i) only if Purchaser Indemnified Parties deliver to the Company and the Stockholders written notice, setting forth in reasonable detail the identity, nature and amount of Purchaser Losses related to such claim or claims prior to the first anniversary of the Effective Time and (ii) only if the aggregate amount of all Purchaser Losses exceeds One Million Dollars ($1,000,000) (the "Basket Amount"), in which case the Company and the Stockholders shall be obligated to indemnify the Purchaser Indemnified Parties for the excess of the aggregate amount of all such Purchaser Losses over the Basket Amount. A Purchaser Indemnified Party's failure to provide the detail required by clause (i) in the preceding sentence shall not constitute either a breach of this Agreement by the Purchaser Indemnified Party or any basis for the Company or the Stockholders to assert that a Purchaser Indemnified Party did not comply with the terms of this Section 2 sufficient to cause the Purchaser Indemnified Party to have waived its rights under this Section 2. Notwithstanding the foregoing, the Company and the Stockholders shall not be liable for Purchaser Losses that cannot be satisfied from the proceeds of Parent Shares held pursuant to the Escrow Agreement.

         3. Indemnification by Purchaser.

                  (a) Subject to the limitations of Section 3(b), Purchaser agrees to indemnify in full the Stockholders (collectively, the "Stockholder Indemnified Parties") and hold them harmless against any Losses which any of the Stockholder Indemnified Parties may suffer, sustain or become subject to prior to the first anniversary of the Effective Time: (i) as a result of any misrepresentation in any of the representations and warranties of Purchaser and Merger Subsidiary contained in the Merger Agreement and (ii) as a result of any breach of, or failure to perform, any agreement of Purchaser or Merger Subsidiary contained in the Merger Agreement (collectively, "Stockholder Losses").

                  (b) Purchaser will be liable to the Stockholder Indemnified Parties for any Stockholder Losses only if Stockholder Indemnified Parties deliver to Purchaser written notice, setting forth in reasonable detail the identity, nature and amount of Stockholder Losses related to such claim or claims prior to the first anniversary of the Effective Time. A Stockholder Indemnified Party's failure to provide the detail required by the preceding sentence shall not constitute either a breach of this Agreement by the Company or the Stockholders or any basis for Purchaser to assert that the Company or the Stockholders did not comply with the terms of this Section 3 sufficient to cause either the Company or the Stockholders to have waived their rights under this
Section 3.

         4. Method of Asserting Claims. As used herein, an "Indemnified Party" shall refer to a "Purchaser Indemnified Party" or "Stockholder Indemnified Party," as applicable, the "Notifying Party" shall refer to the party hereto whose Indemnified Parties are entitled to indemnification hereunder, and the "Indemnifying Party" shall refer to the party hereto obligated to indemnify such Notifying Party's Indemnified Parties.

                  (a) In the event that any of the Indemnified Parties is made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party for liabilities (or the related costs or expenses of which) are Losses (any such third party action or proceeding being referred to as a "Claim"), the Notifying Party shall give the Indemnifying Party prompt notice thereof. The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement unless such failure has materially and adversely affected the Indemnifying Party's ability to defend successfully a Claim. The Indemnifying Party shall be entitled to contest and defend such Claims provided that the Indemnifying Party (i) has a reasonable basis for concluding that such defense may be successful and (ii) diligently contests and defends such Claim. Notice of the intention so to contest and defend shall be given by the Indemnifying Party to the Notifying Party within twenty (20) business days after the Notifying

Party's notice of such Claim (but, in all events, at least five (5) business days prior to the date that answer to such Claims is due to be filed). Such contest and defense shall be conducted by reputable attorneys employed by the Indemnifying Party. The Notifying Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless the Notifying Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent, any interests of the Indemnified Parties, and only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the Notifying Party elects to participate in such defense, the Notifying Party will cooperate with the Indemnifying Party in the conduct of such defense. Neither the Notifying Party nor the Indemnifying Party may concede, settle or compromise any Claim without the consent of the other party, which consents will not be unreasonably withheld. Notwithstanding the foregoing, (i) if a Claim seeks equitable relief or (ii) if the subject matter of a Claim relates to the ongoing business of any of the Indemnified Parties, which Claim, if decided against any of the Indemnified Parties, would materially adversely affect the ongoing business or reputation of any of the Indemnified Parties, then, in each such case, the Indemnified Parties alone shall be entitled to contest, defend and settle such Claim in the first instance and, if the Indemnified Parties do not contest, defend or settle such Claim, the Indemnifying Party shall have the right to contest and defend (but not settle) such Claim.

                  (b) In the event any Indemnified Party should have a claim against any Indemnifying Party that does not involve a Claim, the Notifying Party shall deliver a notice of such claim with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies the Notifying Party that it does not dispute the claim described in such notice or fails to notify the Notifying Party within thirty (30) days after delivery of such notice by the Notifying Party whether the Indemnifying Party disputes the claim described in such notice, the Loss in the amount specified in the Notifying Party's notice will be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its Liability with respect to such claims, the Chief Executive Officers of each of the Indemnifying Party and the Notifying Party (or the principal individuals involved in the case of the Stockholders) will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through the negotiations of such Chief Executive Officers or principal individuals within sixty (60) days after the delivery of the Notifying Party's notice of such claims, such dispute shall be resolved fully and finally by an arbitrator selected pursuant to, and an arbitration governed by the Commercial Arbitration Rules of the American Arbitration
Association. The arbitrator shall resolve the dispute within thirty (30) days after selection and judgment on the award rendered by such arbitrator may be entered in any court of competent jurisdiction.

                  (c) After the Closing, the rights set forth in this Agreement and the Escrow Agreement shall be each party's sole and exclusive remedies against the other party hereto for misrepresentations or breaches of covenants contained in the Merger Agreement or this Agreement and the Related Documents. Notwithstanding the foregoing, nothing herein shall prevent any of the Indemnified Parties from bringing an action based upon allegations of fraud or other intentional breach of an obligation of or with respect to either party in connection with the Merger Agreement or this Agreement and the Related
Documents. In the event such action is brought, the prevailing party's attorneys' fees and costs shall be paid by the nonprevailing party.

         5. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Agreement for any reason is held to be unenforceable although applicable in accordance with its terms, the Stockholders, jointly and severally, agree to contribute the Escrow Amount to satisfy the Purchaser Losses.

         6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         7. No Third-Party Beneficiaries. Notwithstanding any term or provision of this Agreement, this Agreement does not create any right of subrogation or enforcement on the part of (and shall not inure to the benefit of) any person other than the parties hereto or their respective successors and permitted assigns.

         8. Governing Law; Forum; Jury Trial Waiver. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. Each of the parties submits to the jurisdiction of any state or federal court sitting in the Commonwealth of Virginia in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each party appoints C-T Corporation (the "Process Agent") as his or its agent to receive on his or its behalf service of copies of the summons and complaint and any other process that might be served in the action or proceeding. Any party may make service on any other party by sending or delivering a copy of the process (A) to the party to be served at the address and in the manner provided for the giving of notices in
Section 10 below or (B) to the party to be served in care of the Process Agent at the address and in the manner provided for the giving of notices in Section 10 below. Nothing in this Section 8, however, shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE)
ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         9. Assignability. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto; provided, however, that in the event of the death of any Stockholder, such Stockholder's estate, personal representatives, executors, heirs and legatees shall be bound hereby as if a party hereto.

         10. Notices. Any notices required to be given hereunder shall be delivered in accordance with Section 9(g) of the Merger Agreement, with notices to the Stockholders being sent to the respective addresses specified on the signature pages hereof.

         11. Entire Agreement. This Agreement (together with the Merger Agreement and the Related Documents) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         12. Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

                  IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this
Agreement effective on the date first set forth above.

                                           TALK.COM, INC.



                                           By:
                                              ----------------------------------
                                           Its:



                                           ACCESS ONE COMMUNICATIONS CORP.



                                           By:
                                              ----------------------------------
                                           Its: